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                                                                    EXHIBIT 10.1


                                SECOND AMENDMENT
                                    TO THE
                               NOVA CORPORATION
                     1996 EMPLOYEES' STOCK INCENTIVE PLAN

        THIS SECOND AMENDMENT to the NOVA Corporation 1996 Employees Stock Incentive Plan (the "Plan"), made as of the day and year noted on the last page hereof, by NOVA Corporation (the "Company"), to be effective as noted below.

                                  WITNESSETH:

        WHEREAS, the Company sponsors and maintains the Plan for the benefit of its eligible employees and their beneficiaries, and pursuant to Section 12.1 thereof, the Company has the right to amend the Plan at any time, subject to
Section 12.2 of the Plan; and

        WHEREAS, the Company wishes to amend the Plan at this time, subject to shareholder approval, for the purpose of modifying certain Plan provisions so that individuals employed by any subsidiary or parent of the Company that conducts business as a limited liability company, a limited liability corporation or a partnership are eligible for participation in the Plan; and

        NOW, THEREFORE, the Plan is amended to read as follows effective as of February 3, 1998:

                                      1.

        Section 2.6 of the Plan is amended by striking the term "Corporation" each place it appears therein and inserting in lieu thereof the term "Company".


                                      2.

        Section 2.10 of the Plan is amended in its entirety to read as follows:

                2.10 Company shall mean NOVA Corporation, and shall also mean any parent or subsidiary of NOVA Corporation that conducts business as a corporation, partnership, limited liability company or limited liability corporation unless the context clearly indicates otherwise.


                                      3.

        Section 5.1 of the Plan is amended to read as follows:


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                5.1     Individuals Eligible for Grants of Stock Rights. The
individuals eligible to receive Stock Rights hereunder shall be employees of the Company, including such employees who are also members of the Board or of the board of directors of any parent or subsidiary corporation of the Company; provided, no non-employee directors shall be eligible to receive any Stock Rights pursuant to this Plan, and provided further, that only employees of the NOVA Corporation and its "parent" or "subsidiary" corporations within the meaning of subsections (e) and (f) of Code Section 424 shall be eligible to receive ISO's.

                                      4.

        All other provisions of the Plan not inconsistent herewith are hereby confirmed and ratified.


                ADOPTED BY BOARD OF DIRECTORS ON FEBRUARY 3, 1998

                ADOPTED BY SHAREHOLDERS AS OF MAY 20, 1998